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                                  EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Current Report on Form 8-K to the use of our report dated February 29, 1996 with respect to the consolidated financial statements of REMEC, Inc. and our report dated May 23, 1996 with respect to the financial statements of RF Microsystems, Inc. for the year ended December 31, 1995, included in the registration Statement (Form S-4 No. 333-05343) as amended of REMEC, Inc. filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

                                            Ernst & Young LLP
San Diego, California
September 9, 1996

        We consent to the incorporation by reference in the Current Report on Form 8-K to the use of our report dated May 10, 1996 with respect to the financial statements of Magnum Microwave Corporation, included in the Registration Statement (Form S-4 No. 333-05343) as amended of REMEC, Inc., filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

                                            Ernst & Young LLP
San Jose, California
September 9, 1996


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